Exhibit 99.1

Jaguar Health Reports Voting Results from 2021

Annual Meeting of Stockholders

Proposals 1, 2, 4, 5 & 6 approved

San Francisco, CA (September 3, 2021): Jaguar Health, Inc. (NASDAQ: JAGX) (“Jaguar” or the “Company”) today announced the voting results of the Company’s May 13, 2021 Annual Meeting of Stockholders, which was adjourned until September 3, 2021.

Six items of business were addressed at the meeting today:

•	Proposal 1: To elect one Class III director.

•	Proposal 2: To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2021.

•	Proposal 3: To approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “COI”), to increase the number of authorized shares of Common Stock from 150,000,000 shares to 290,000,000 shares.

•	Proposal 4: To approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers as disclosed in the Proxy Statement.

•	Proposal 5: To indicate, on a non-binding advisory basis, the frequency of future advisory votes to approve the compensation paid by us to our named executive officers.

•	Proposal 6: To approve a proposal to grant discretionary authority to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal 3

Proposals 1, 2, 4, 5 and 6 were submitted to and approved today by Jaguar stockholders at the Annual Meeting. With respect to Proposal 5, the non-binding frequency selected by the stockholders is three years. Although over 75% of votes cast for Proposal 3 were in favor of the proposal, an insufficient number of votes were received from stockholders for this proposal to be approved.

The proposals are described in detail in Jaguar’s definitive proxy statement on Schedule 14A relating to the Annual Meeting filed with the SEC on filed April 13, 2021. Stockholders may obtain a free copy of the proxy statement and other documents filed by Jaguar with the SEC at http://www.sec.gov. The proxy statement is also available on Jaguar’s corporate website.

About Jaguar Health, Inc., Napo Pharmaceuticals, Inc. & Napo EU S.p.A.

Jaguar Health, Inc. is a commercial stage pharmaceuticals company focused on developing novel, plant-based, non-opioid, and sustainably derived prescription medicines for people and animals with GI distress, specifically chronic, debilitating diarrhea. Our wholly owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary plant-based human gastrointestinal pharmaceuticals from plants harvested responsibly from rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy and the only oral plant-based prescription medicine approved under FDA Botanical Guidance. Napo EU S.p.A., the wholly owned Italian subsidiary of Napo Pharmaceuticals, focuses on expanding crofelemer access in Europe and is the named target of Dragon SPAC S.p.A., which closed its financing in July 2021 for gross proceeds of approximately 8,830,000 euros.

For more information about Jaguar, please visit https://jaguar.health. For more information about Napo Pharmaceuticals, visit www.napopharma.com. For more information about Napo EU, visit www.napoeu.com.

About Mytesi®

Mytesi® (crofelemer delayed release tablets) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi® is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi®. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

More information and complete Prescribing Information are available at Mytesi.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

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